Exhibit 99
Gray
Television, Inc.

NEWS RELEASE
Gray Reports Preliminary Operating Results
For the Three-Month Period and Year Ended December 31, 2009
          Atlanta, Georgia — March 15, 2010. . . Gray Television, Inc. (“Gray,” “we” or “us”) (NYSE: GTN) today announced results from operations that it expects to report for the three-month period and year ended December 31, 2009.
          While we continue to operate our business in a challenging environment, the operating results we expect to report following completion of the audit of our financial statements are better than we had initially forecasted. We have seen some improvements in our core local and national advertising revenue and believe we are well positioned to benefit from expected increases in political advertising in 2010. Our preliminary operating results for the three-month period and the year ended December 31, 2009 include the following:
Highlights for the Three-Month Period Ended December 31, 2009 (Unaudited):

	Three Months Ended December 31,
	2009	2008	% Change
	(in thousands, except for percentages)
Revenues (less agency commissions)	$77,517	$94,803	(18)%

Operating expenses (before depreciation, amortization, impairment and gain on disposal of assets):
Broadcast expense	$50,589	$51,189	(1)%

Corporate and administrative expense	$3,222	$4,082	(21)%
Revenue Highlights for the Three-Month Period Ended December 31, 2009 (Unaudited):
     Local advertising revenue increased $2.1 million, or 5%, to $47.1 million.
     National advertising revenue decreased $0.2 million, or 1%, to $15.9 million.
     Internet advertising revenue remained unchanged at $3.2 million.
     Political advertising revenue decreased $22.4 million, or 82%, to $5.0 million.
     Retransmission consent revenue increased $2.9 million, or 346%, to $3.7 million.
     Production and other revenue decreased $0.2 million, or 10%, to $1.9 million.
     Consulting revenue from the Young Broadcasting Agreement equaled $0.6 million in the fourth quarter of 2009.
4370 Peachtree Road, NE * Atlanta, GA 30319
(404) 504-9828 * Fax (404) 261-9607

Highlights for the Year Ended December 31, 2009 (Unaudited):

	Year Ended December 31,
	2009	2008	% Change
	(in thousands, except for percentages)
Revenues (less agency commissions)	$270,374	$327,176	(17)%

Operating expenses (before depreciation, amortization, impairment and gain on disposal of assets):
Broadcast expense	$187,583	$199,572	(6)%

Corporate and administrative expense	$14,168	$14,097	1%
Revenue Highlights for the Year Ended December 31, 2009 (Unaudited):
     Local advertising revenue decreased $15.7 million, or 8%, to $170.8 million.
     National advertising revenue decreased $14.5 million, or 21%, to $53.9 million.
     Internet advertising revenue decreased $0.4 million, or 4%, to $11.4 million.
     Political advertising revenue decreased $38.5 million, or 79%, to $10.0 million.
     Retransmission consent revenue increased $12.6 million, or 414%, to $15.6 million.
     Production and other revenue decreased $1.0 million, or 13%, to $7.1 million.
     Consulting revenue resulting from the Young Broadcasting Agreement equaled $0.9 million for the year ended December 31, 2009.
Other Financial Data (Unaudited):

	December 31,	December 31,
	2009	2008
	(in thousands)

Cash	$16,000	$30,649
Long-term debt, including current portion(1)	$791,809	$800,380
Preferred stock(2)	$93,386	$92,183

(1)	As of December 31, 2009, long-term debt, including current portion, does not include our accrued facility fee of $18.3 million.

(2)	As of December 31, 2009, preferred stock does not include unaccreted original issuance costs and accrued preferred stock dividends of $6.6 million and $18.9 million, respectively. As of December 31, 2008, preferred stock does not include unaccreted original issuance costs and accrued preferred stock dividends of $7.8 million and $3.0 million, respectively.

Gray Television, Inc.
Preliminary Earnings Release for the three-month period and year ended December 31, 2009	Page 2 of 3

Senior Credit Facility:
          Our senior credit facility requires us to maintain compliance with various financial covenants, including keeping our leverage ratio below certain maximum amounts. The continuing general economic recession, including the significant decline in advertising by the automotive industry, has adversely impacted our ability to generate cash from operations during 2009 and continuing into the first quarter of 2010. Compliance with the leverage ratio covenant on and after March 31, 2010, when it reduces from 8.75 to 7.0, will depend on the interrelationship of our ability to reduce outstanding debt and the results of our operations during future periods. Based upon our financial projections as of the date of this press release, we do not expect to be in compliance with our leverage ratio as of March 31, 2010. We have commenced discussions with lenders under the senior credit facility to seek certain modifications to the terms of that credit facility, including the leverage ratio covenant. However, we can provide no assurances that any amendment, or waiver of such covenant provisions, would be obtained by us nor of its terms. If we are unable to obtain any required amendment or waiver on satisfactory terms to us, we would be in default under the senior credit facility and any such default could have a material effect on our liquidity and could allow the lenders that hold a majority of the outstanding debt under our facility to demand an acceleration of the repayment of all outstanding amounts under our senior credit facility.
Reporting of Full Financial Results for 2009
          We expect to report full financial results for 2009 following completion of our discussions with our lenders, the completion of the audit of our financial statements for 2009 and in connection with the filing of our Annual Report on Form 10-K for the year ended December 31, 2009.
Gray Television, Inc.
          Gray Television, Inc. is a television broadcast company headquartered in Atlanta, Georgia. We currently operate 36 television stations serving 30 markets. Each of the stations are affiliated with either CBS (17 stations), NBC (10 stations), ABC (8 stations) or FOX (1 station). In addition, we currently operate 39 digital second channels including 1 ABC, 4 FOX, 7 CW, 18 MyNetworkTV, 2 Universal Sports Network affiliates and 7 local news/weather channels in certain of our existing markets.
Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act
          This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. These “forward-looking statements” are not statements of historical facts, and may include, among other things, statements regarding our current expectations and beliefs of operating results for the year ending December 31, 2009 and 2010 or other periods, internet strategies, future expenses and other future events. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release and its attachments is as of March 15, 2010. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2008 and in subsequently filed quarterly reports on Form 10-Q, which are on file with the SEC and available at the SEC’s website at www.sec.gov.

For information contact:	Web site: www.gray.tv
Bob Prather	Jim Ryan
President and Chief Operating Officer	Senior V. P. and Chief Financial Officer
(404) 266-8333	(404) 504-9828

Gray Television, Inc.
Preliminary Earnings Release for the three-month period and year ended December 31, 2009	Page 3 of 3